Carla Baca
Associate Vice President, Investor Relations
P: 615.269.8175

News Release

HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 12, 2020 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2019. The Company reported net income of $27.2 million, or $0.20 per diluted common share, for the quarter and $39.2 million, or $0.29 per diluted common share, for the year ended December 31, 2019. Normalized FFO for the three months ended December 31, 2019 totaled $54.7 million, or $0.41 per diluted common share.

Salient quarterly highlights include:

•	Normalized FFO per share increased 4.0% over fourth quarter of 2018.

•	For the trailing twelve months ended December 31, 2019, same store cash NOI grew 2.9%.

◦	Revenues increased 2.5% and revenue per average occupied square foot increased 2.6%.

◦	Operating expenses increased 1.8%.

◦	Average occupancy remained stable at 89.3%.

•	Predictive growth measures in the same store multi-tenant portfolio include:

◦	Average in-place rent increases of 2.90%, up from 2.81% eight quarters ago

◦	Future annual contractual increases of 3.16% for leases commencing in the quarter

◦	Weighted average cash leasing spreads of 4.2% on 353,000 square feet renewed:

◦	13% (<0% spread)

◦	7% (0-3%)

◦	40% (3-4%)

◦	40% (>4%)

◦	Tenant retention of 86.6%

•	Portfolio leasing activity in the fourth quarter totaled 527,000 square feet related to 135 leases:

◦	382,000 square feet of renewals

◦	145,000 square feet of new and expansion leases

•	During the fourth quarter, the Company acquired six medical office buildings for $107.4 million totaling 317,000 square feet. Acquisitions included:

◦	In Raleigh, a 58,000 square foot building adjacent to A2 rated WakeMed's North Hospital for $21.6 million.

◦	In Dallas, a 48,000 square foot building adjacent to AA- rated Baylor Scott & White Health's Medical Center of Plano for $20.1 million.

◦	In Seattle, a 36,000 square foot building anchored by A rated EvergreenHealth for $22.8 million.

◦	In Seattle, a 44,000 square foot building anchored by AA+ rated UW Medicine and A rated Overlake Hospital for $24.3 million.

◦	In Seattle, a 20,000 square foot building adjacent to BBB+ rated CommonSpirit Health's Highline Medical Center for $10.0 million.

HEALTHCAREREALTY.COM | PAGE 1 OF 6

◦
In Memphis, a 111,000 square foot building anchored by BBB+ rated Baptist Memorial Health Care. The 85% pre-leased building is being redeveloped for a total budget of $27.8 million, including the acquisition of the building for $8.7 million, and is expected to generate a yield of 7.6% once stabilized.

•
Subsequent to the end of the quarter, the Company acquired an 87,000 square foot medical office building adjacent to AA- rated MemorialCare Health's Saddleback Medical Center in Los Angeles for $42.0 million.

•	Fourth quarter dispositions totaled $39.7 million including four medical office buildings, two inpatient rehab facilities, and one skilled nursing facility.

•	During the fourth quarter, the Company sold 3.1 million shares through its at-the-market equity program, generating $103.2 million in net proceeds.

•	Net debt to adjusted EBITDA decreased to 4.9 times at the end of the quarter.

•	A dividend of $0.30 per share was declared for the fourth quarter.

Salient highlights for the year ended December 31, 2019 include:

•	Normalized FFO totaled $206.2 million or $1.60 per diluted common share, up from $1.57 per diluted common share in 2018.

•	Predictive growth measures in the same store multi-tenant portfolio include:

◦	Average in-place contractual rent increases of 2.90%

◦	Future annual contractual increases of 3.12% for leases commencing in the year

◦	Weighted average cash leasing spreads of 3.8% on 1,870,000 square feet renewed:

◦	10% (<0% spread)

◦	4% (0-3%)

◦	59% (3-4%)

◦	27% (>4%)

◦	Average tenant retention of 87.4%

•	Annual portfolio leasing activity totaled 2,592,000 square feet related to 658 leases:

◦	2,080,000 square feet of renewals

◦	512,000 square feet of new and expansion leases

•	Net investment activity totaled $355.0 million:

◦	$381.3 million of acquisitions

◦	$28.6 million of development and redevelopment funding

◦	$54.9 million of dispositions

•	Dividends paid in 2019 totaled $155.4 million, which equaled 75.3% of normalized FFO and 95.0% of FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2019, the Company owned 204 real estate properties in 25 states totaling 15.4 million square feet and was valued at approximately $5.9 billion. The Company provided leasing and property management services to 11.4 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2019 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 2 OF 6

Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	DECEMBER 31, 2019	DECEMBER 31, 2018
Real estate properties
Land	$289,751	$230,206
Buildings, improvements and lease intangibles	3,986,326	3,675,415
Personal property	10,538	10,696
Construction in progress	48,731	33,107
Land held for development	24,647	24,647
Total real estate properties	4,359,993	3,974,071
Less accumulated depreciation and amortization	(1,121,102)	(1,015,174)
Total real estate properties, net	3,238,891	2,958,897
Cash and cash equivalents	657	8,381
Assets held for sale, net	37	9,272
Operating lease right-of-use assets	126,177	—
Financing lease right-of-use assets	12,667	—
Other assets, net	185,426	214,697
Total assets	$3,563,855	$3,191,247

LIABILITIES AND STOCKHOLDERS' EQUITY
	DECEMBER 31, 2019	DECEMBER 31, 2018
Liabilities
Notes and bonds payable	$1,414,069	$1,345,984
Accounts payable and accrued liabilities	78,517	80,411
Liabilities of properties held for sale	145	587
Operating lease liabilities	91,574	—
Financing lease liabilities	18,037	—
Other liabilities	61,504	47,623
Total liabilities	1,663,846	1,474,605
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 134,706 and 125,279 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1,347	1,253
Additional paid-in capital	3,485,003	3,180,284
Accumulated other comprehensive loss	(6,175)	(902)
Cumulative net income attributable to common stockholders	1,127,304	1,088,119
Cumulative dividends	(2,707,470)	(2,552,112)
Total stockholders' equity	1,900,009	1,716,642
Total liabilities and stockholders' equity	$3,563,855	$3,191,247

1
The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 3 OF 6

Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
Revenues
Rental income [2]	$119,438	$111,149	$462,225	$442,397
Other operating	2,086	2,019	8,073	7,992
	121,524	113,168	470,298	450,389
Expenses
Property operating	46,214	42,815	180,005	170,506
General and administrative	7,669	8,534	34,826	34,511
Acquisition and pursuit costs	515	200	1,742	738
Depreciation and amortization	46,134	42,437	177,859	164,201
Bad debts, net of recoveries[2]	—	18	—	60
	100,532	94,004	394,432	370,016
Other income (expense)
Gain on sales of real estate assets	20,036	10,787	25,101	41,665
Interest expense	(13,816)	(13,602)	(55,435)	(52,804)
Impairment of real estate assets	(7)	—	(5,617)	—
Interest and other income (expense), net	5	(35)	(730)	537
	6,218	(2,850)	(36,681)	(10,602)
Net Income	$27,210	$16,314	$39,185	$69,771

Basic earnings per common share - Net income	$0.20	$0.13	$0.29	$0.55
Diluted earnings per common share - Net income	$0.20	$0.13	$0.29	$0.55

Weighted average common shares outstanding - basic	132,240	123,326	128,000	123,292
Weighted average common shares outstanding - diluted	132,317	123,376	128,084	123,351

1
The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

2	Beginning in the first quarter of 2019 with the adoption of Accounting Standards Codification Topic 842, bad debts, net of recoveries associated with lease revenue was recorded within rental income.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 4 OF 6

Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
Net income	$27,210	$16,314	$39,185	$69,771
Gain on sales of real estate assets	(20,036)	(10,787)	(25,101)	(41,665)
Impairment of real estate asset	7	—	5,617	—
Real estate depreciation and amortization	47,042	43,380	181,036	166,854
Funds from operations (FFO)	$54,223	$48,907	$200,737	$194,960
Acquisition and pursuit costs [1]	515	200	1,742	738
Lease intangible amortization [2]	4	—	147	—
Accelerated Stock Awards [3]	—	—	2,854	70
Forfeited earnest money received	—	—	—	(466)
Debt financing costs	—	—	760	—
Normalized FFO	$54,742	$49,107	$206,240	$195,302
Non-real estate depreciation and amortization	838	790	3,269	3,284
Non-cash interest expense amortization [4]	731	649	2,866	2,608
Provision for bad debt, net	124	18	167	60
Straight-line rent income, net	(781)	(302)	(1,431)	(2,728)
Stock-based compensation	2,133	2,601	9,519	10,621
Normalized FFO adjusted for non-cash items	57,787	52,863	220,630	209,147
2nd generation TI	(12,126)	(10,367)	(28,690)	(30,939)
Leasing commissions paid	(4,970)	(2,182)	(11,329)	(7,119)
Capital additions	(5,159)	(2,817)	(17,158)	(20,347)
Funds available for distribution (FAD)	$35,532	$37,497	$163,453	$150,742
FFO per common share - diluted	$0.41	$0.39	$1.56	$1.57
Normalized FFO per common share - diluted	$0.41	$0.40	$1.60	$1.57
FFO weighted average common shares outstanding - diluted [5]	133,125	124,240	128,863	124,104

1	Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.

2
The Company adopted the 2018 NAREIT FFO White Paper Restatement during the first quarter of 2019. This amended definition specifically includes the impact of acquisition related market lease intangible amortization in the calculation of NAREIT FFO.  The Company historically included this amortization in the real estate depreciation and amortization line item which is added back in the calculation of NAREIT FFO.  Prior periods were not restated for the adoption.

3
The Company's former Executive Chairman, David R. Emery, died on September 30, 2019 resulting in $2.9 million of expenses associated with the acceleration of his outstanding non-vested share-based awards. The third quarter of 2018 includes a revaluation adjustment recorded in connection with an officer retirement.

4	Includes the amortization of deferred financing costs and discounts and premiums.

5	Diluted weighted average common shares outstanding for the three months ended December 31, 2019 includes the dilutive effect of nonvested share-based awards outstanding of 807,447 shares.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 5 OF 6

Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and property lease guaranty income less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease terminations, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented and include redevelopment projects. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, reposition properties and newly developed properties. The Company utilizes the reposition classification for properties experiencing a shift in strategic direction. Such a shift can occur for a variety of reasons, including a substantial change in the use of the asset, a change in strategy or closure of a neighboring hospital, or significant property damage. Such properties may require enhanced management, leasing, capital needs or a disposition strategy that differs from the rest of the portfolio. To identify properties exhibiting these reposition characteristics, the Company applies the following Company-defined criteria:

•Properties having less than 60% occupancy that is expected to last at least two quarters;
•Properties that experience a loss of occupancy over 30% in a single quarter; or
•Properties with negative net operating income that is expected to last at least two quarters.

Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed properties will be included in the same store pool eight full quarters after substantial completion. Any additional square footage created by redevelopment projects at a same store property is included in the same store pool immediately upon completion. Any property included in the reposition property group will be included in the same store analysis once occupancy has increased to 60% or greater with positive net operating income and has remained at that level for eight full quarters.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 6 OF 6